UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 21, 2020

OLD NATIONAL BANCORP

(Exact name of Registrant as specified in its charter)

Indiana	001-15817	35-1539838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Main Street Evansville, Indiana	47708
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 731-2265

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	ONB	The NASDAQ Stock Market LLC

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (s230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (s240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

On January 21, 2020, Old National Bancorp (the “Company”) issued a press release (“Press Release”) reporting its financial results for the fourth quarter and full year 2019. The Press Release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference. A slide presentation outlining fourth quarter and full year 2019 earnings, strategic developments, and the Company’s financial outlook will be available on the “Investor Relations” section of the Company’s website to complement the conference call to be held on January 21, 2020, at 7:00 a.m. CDT and will be accessible at http://www.oldnational.com immediately before the conference call begins.

Item 2.05	Costs Associated with Exit or Disposal Activities

On January 15, 2020, the Company commenced implementation of the ONB Way strategic plan, which has various detailed business objectives designed to keep the Company’s clients at the center of all it does. The Company expects to incur an estimated aggregate of $53 million of related cash expenses. An estimate of each major type of cost is set forth below. Of the $53 million aggregate cash expenses, the Company has expensed $8.2 million, $1.8 million, and $1.4 million in the fourth, third and second quarters of 2019, respectively. The Company expects that the remaining $41.6 million of related cash expenses will all be incurred over the course of 2020. To optimize the Company’s branch network, the Company plans to close 31 retail banking centers in smaller markets: 10 banking centers in each of Wisconsin and Indiana, five in Michigan, four in Minnesota and two in Kentucky. The Company expects to incur an estimated $25 million in costs associated with the branch optimization and expects to complete the optimization by April 24, 2020.

In connection with the ONB Way strategic plan the Company is realigning its organizational structure and expects to incur an estimated $10 million in severance charges.

In addition the Company expects to incur an estimated $10 million in professional fees and $8 million in non-branch facilities and miscellaneous charges.

A copy of the press release describing the objectives of the ONB Way is attached hereto as Exhibit 99.1 and the information set forth therein is incorporated herein by reference.

Forward Looking Statements

In this report, we have made various statements regarding current expectations or forecasts of future events, which speak only as of the date the statements are made. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are also made from time-to-time in press releases and in oral statements made by the officers of the Company. Forward-looking statements can be identified by the use of the words “expect,” “may,” “could,” “intend,” “project,” “estimate,” “believe,” “anticipate,” and other words of similar meaning. Such forward-looking statements are based on assumptions and estimates, which although believed to be reasonable, may turn out to be incorrect. Therefore, undue reliance should not be placed upon these estimates and statements. We cannot assure that any of these statements, estimates, or beliefs will be realized and actual results may differ from those contemplated in these “forward-looking statements.” We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise. You are advised to consult further disclosures we may make on related subjects in our filings with the SEC.

Item 8.01	Other Events

On January 15, 2020, the Company’s Board of Directors declared a quarterly cash dividend of $0.14 per common share, an increase from the $0.13 paid on December 16, 2019. The dividend is payable March 16, 2020, to shareholders of record on March 2, 2020. For purposes of broker trading, the ex-date of the cash dividend is February 28, 2020.

On January 15, 2020, the Board of Directors also approved the adoption of a stock repurchase plan that authorizes up to 7.0 million shares of Old National Bancorp common stock which may be repurchased, from time to time, through January 31, 2021.

On January 21, 2020, the Company issued a press release announcing the addition of four new executive leaders. A copy of the press release is attached hereto as Exhibit 99.1 and the information set forth therein is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Old National Bancorp on January 21, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 21, 2020

OLD NATIONAL BANCORP

By:	/s/ Brendon B. Falconer
Brendon B. Falconer
Senior Executive Vice President and
Chief Financial Officer

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